EXHIBIT (24)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

      We consent to the incorporation by reference in this Registration Statement of Raytheon Company and Subsidiaries Consolidated on Form S-8 of our reports dated January 19, 1995, except as to the information presented in Note R for which the date is February 22, 1995, on our audits of the consolidated financial statements and financial statement schedule of Raytheon Company and Subsidiaries Consolidated.

                                    /s/ Coopers & Lybrand L.L.P.


   Boston, Massachusetts                 COOPERS & LYBRAND L.L.P.
   June 28, 1995